================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BA Merchant Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                [LOGO OF BA MERCHANT SERVICES, INC. APPEARS HERE]
                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103

                                                                 April 18, 1997

Dear Stockholder:

  You are cordially invited to attend the first Annual Meeting of Stockholders of BA Merchant Services, Inc. to be held at 8:00 a.m. (Pacific Time) on Wednesday, May 28, 1997, in Conference Room A, 8th Floor, Bank of America Center, 555 California Street, San Francisco, California.

  At this year's meeting, you are being asked to: (1) elect directors, (2) approve the adoption of the BA Merchant Services, Inc., Long-Term Incentive Plan, (3) approve the adoption of the BA Merchant Services, Inc., Short-Term Incentive Plan and (4) ratify the appointment of independent auditors. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these items. I urge you to read this information carefully.

  Your Board of Directors believes that the four items referred to above are in the best interests of BA Merchant Services, Inc. and its stockholders, and, accordingly, recommends a vote FOR these items on the enclosed proxy card.

  In addition to the formal business to be transacted, management will respond to comments and questions of general interest to stockholders.

  It is important that your shares be represented and voted whether or not you plan to be present at the meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the return envelope provided.

  Thank you.

                                       Sincerely,

                                       /s/ SHARIF BAYYARI

                                       SHARIF M. BAYYARI
                                       President and
                                       Chief Executive Officer

                          BA MERCHANT SERVICES, INC.

                           ONE SOUTH VAN NESS AVENUE
                           SAN FRANCISCO, CALIFORNIA
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 28, 1997
                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BA Merchant Services, Inc., a Delaware corporation (the "Company"), will be held in Conference Room A, 8th Floor, Bank of America Center, 555 California Street, San Francisco, California, on Wednesday, May 28, 1997, at 8:00 a.m. (Pacific Time), for the following purposes:

  1. To elect seven directors;

  2. To approve the adoption of the Company's Long-Term Incentive Plan;

  3. To approve the adoption of the Company's Short-Term Incentive Plan;

  4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997; and

  5. To transact any other business as may properly come before the meeting or upon its adjournment or postponement.

  The Board of Directors of the Company has fixed April 7, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders of record will be available at the Annual Meeting and for ten days prior to the Annual Meeting at the Office of the Secretary of the Company, 6th Floor, Bank of America Center, 555 California Street, San Francisco, California. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed with and on or about the date of this notice.

  You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope.

                                       By Order of the Board of Directors

                                       /s/ CHERYL SOROKIN

                                       Cheryl Sorokin
                                       Secretary

April 18, 1997

                            YOUR VOTE IS IMPORTANT!

   WHETHER YOU OWN A FEW OR MANY SHARES OF COMMON STOCK, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
GENERAL...................................................................   1
 Cost of Proxy Solicitation...............................................   1
 Voting Information.......................................................   1
 Revocability of Proxies..................................................   2
INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN
 COMMITTEES OF THE BOARD..................................................   2
 Board of Directors and Board Committees..................................   2
 Directors' Fees and Other Compensation...................................   3
 Nominating Procedures for the Company's Board of Directors...............   3
 Director Attendance......................................................   4
EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS......................   4
 Executive Officers of the Company........................................   4
 Report of the Executive Personnel and Compensation Committee.............   5
 Stockholder Return Performance Graph.....................................   7
 Compensation of Executive Officers.......................................   8
 Pension Plan.............................................................  10
 Other Benefit Plans......................................................  11
 Certain Transactions and Other Matters...................................  11
 Relationship with BankAmerica............................................  11
OWNERSHIP OF COMPANY COMMON STOCK.........................................  13
 Security Ownership of Certain Beneficial Owners..........................  13
 Security Ownership of Directors and Executive Officers...................  14
 Section 16(a) Beneficial Ownership Reporting Compliance..................  14
MATTERS TO BE CONSIDERED AT THE MEETING...................................  15
 Proposal 1: Election of Directors........................................  15
 Proposal 2: Approval of the Adoption of the BA Merchant Services, Inc.,
  Long-Term Incentive Plan................................................  16
 Proposal 3: Approval of the Adoption of the BA Merchant Services, Inc.,
  Short-Term Incentive Plan...............................................  19
 Proposal 4: Ratification of Appointment of Independent Auditors..........  20
OTHER MATTERS.............................................................  20
 Company Bylaws for Prior Notice of Stockholder Business..................  20
 Other Business For Meeting...............................................  21
 Annual Report on Form 10-K/Annual Report to Stockholders.................  21
 Submission of Stockholder Proposals for 1998 Meeting.....................  21
 Your Vote is Important...................................................  22
APPENDIX A--BA Merchant Services, Inc., Long-Term Incentive Plan
APPENDIX B--BA Merchant Services, Inc., Short-Term Incentive Plan

                          BA MERCHANT SERVICES, INC.
                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103
                               ----------------

                                PROXY STATEMENT
                                 MAY 28, 1997
                               ----------------

                                    GENERAL

  BA Merchant Services, Inc. (the "Company") furnishes this proxy statement to the stockholders of the Company, in connection with the solicitation of proxies by and on behalf of the Board of Directors to be voted at the 1997 Annual Meeting of Stockholders and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 8:00 a.m. (Pacific
Time) on Wednesday, May 28, 1997, in Conference Room A, 8th Floor, Bank of America Center, 555 California Street, San Francisco, California. A copy of the Notice of Annual Meeting is attached. This proxy statement and the accompanying form of proxy are first being mailed on or about April 18, 1997 to stockholders of record as of April 7, 1997 (the "Record Date"). The only voting securities of the Company are shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), of which there were 16,236,092 shares outstanding as of the Record Date, and shares of the Company's Class B Common Stock, $.01 par value per share ("Class B Common Stock"), of which there were 30,200,000 shares outstanding as of the Record Date. In this proxy statement, the Class A Common Stock and the Class B Common Stock are collectively referred to as the "Common Stock."

COST OF PROXY SOLICITATION

  The Company will pay the cost of soliciting proxies. Directors, officers or employees of the Company may solicit proxies on behalf of the Company in person or by mail, telephone or facsimile transmission. The Company will not pay additional compensation to directors, officers or employees for solicitation of proxies.

VOTING INFORMATION

  Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. Votes will be counted and certified by the Inspector of Election, ChaseMellon Shareholder Services LLC, the Company's independent Transfer Agent and Registrar. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy.

  The proxies will vote all outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting. As a stockholder, you may, with respect to the election of directors: (1) vote for the election of the seven director nominees named in this proxy statement, (2) withhold authority to vote for the seven director nominees or (3) vote for the election of the director nominees other than those with respect to whom you withhold authority to vote by so indicating on the proxy. With respect to the proposals to approve the adoption of the Company's Long-Term Incentive Plan, to approve the adoption of the Company's Short-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997, you may: (1) vote for one or more of the proposals, (2) vote against one or more of the proposals or (3) abstain from voting on one or more of the proposals. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the seven director nominees named in this proxy statement, FOR approval of the adoption of the Company's Long-Term Incentive Plan, FOR approval of the adoption of the Company's Short-Term Incentive Plan and FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997.

  A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by that proxy are not being voted by the stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares represented by a proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and not entitled to vote on such matter, although non-voted shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

  The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the seven persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for one or more directors and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the Annual Meeting, approval of the adoption of the Company's Long-Term Incentive Plan and the Company's Short-Term Incentive Plan and approval of the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997 each require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on those matters. An abstention with respect to any matter has the legal effect of a vote against that matter. Non-voted shares with respect to a matter will not affect the determination of whether the matter is approved.

  The Board of Directors does not know of any other matters to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Board's proxies intend to vote on those matters in accordance with their best judgment.

REVOCABILITY OF PROXIES

  As a stockholder, you have the right to revoke your proxy at any time prior to the time your shares are actually voted by a written revocation delivered to the Secretary of the Company, by submitting another valid proxy bearing a later date which is voted at the Annual Meeting or by attending the Annual Meeting and voting in person. If you attend the Annual Meeting and vote in person, your proxy will not be used.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

BOARD OF DIRECTORS AND BOARD COMMITTEES

  In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Bylaws, the Board of Directors presently is comprised of six directors. There are presently two standing committees of the Board of Directors. Committee membership, the functions of those committees and the number of committee meetings held during 1996 are described below.

  The current members of the Auditing and Examining Committee (the "Audit Committee") are William E. Fisher, Chairman, and Donald R. Dixon. The Audit Committee consists solely of directors who are not current or former employees of the Company or any affiliate and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment in the discharge of the Audit Committee's duties. The Audit Committee assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiary, Seafirst Merchant Services, Inc. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiary. The Audit Committee annually reviews the qualifications of the Company's independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their comment letters and management's responses and reviews any major accounting changes made or contemplated. In addition, the Audit Committee reviews the effectiveness and efficiency of the Company's internal audit process. The Audit Committee also reviews the implementation of procedures concerning, and compliance with, the Company's internal policies. During 1996, the Audit Committee, which was established in late November 1996, did not meet. The Audit Committee will meet quarterly during 1997.

  During 1996, the members of the Executive Personnel and Compensation Committee (the "Compensation Committee") were Donald R. Dixon, Chairman, and William E. Fisher. The Compensation Committee consists solely of directors who are not current or former employees of the Company or any affiliate and is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company and its subsidiary. The Compensation Committee also reviews management's organization and development and approves grants and otherwise administers specific awards under the BA Merchant Services, Inc., Long-Term Incentive Plan (the "LTIP") and the BA Merchant Services, Inc., Short-Term Incentive Plan (the "STIP" and, collectively with the LTIP, the "Incentive Plans"), which Incentive Plans are proposed to be approved by the stockholders and are discussed on pages 16 through 19 and pages 19 through 20, respectively, in this proxy statement. During 1996, the Compensation Committee, which was established in late November 1996, met once.

DIRECTORS' FEES AND OTHER COMPENSATION

  The Company pays directors who are not also employees of the Company or any affiliate ("Nonemployee Directors") an annual retainer in the form of options to purchase Class A Common Stock granted pursuant to the BA Merchant Services, Inc. Nonemployee Director Stock Plan. The value of stock options paid as an annual retainer (determined using a Black-Scholes option valuation method) is equal at issuance to $20,000. These options vest on the day before the Annual Meeting of Stockholders following the year in which service was performed. Each Nonemployee Director received a pro rata share of the annual retainer for 1996. Under the Nonemployee Director Stock Plan, each Nonemployee Director also receives an option to purchase 5,000 shares of the Company's Class A Common Stock upon his or her original election to the board. Annually, on the day after the Annual Meeting of Stockholders, each Nonemployee Director also will be granted an option to purchase an additional 2,500 shares of the Company's Class A Common Stock. These options, which vest on the day before the next Annual Meeting of Stockholders, have a 10-year term and an exercise price equal to the fair market value of a share of the Company's Class A Common Stock on the grant date.

  The Company pays each Nonemployee Director $1,000 for each board meeting attended and $1,000 for each committee meeting attended, whether or not held on the same day as a board meeting. The Company pays each committee chair an additional $3,000 annual retainer. No other director receives cash compensation for services as a director. All directors are reimbursed by the Company for the expenses of attending meetings.

NOMINATING PROCEDURES FOR THE COMPANY'S BOARD OF DIRECTORS

  Section 14 of the Company's Bylaws sets forth the procedures by which stockholders may nominate persons for election to the Company's Board of Directors at the 1997 Annual Meeting. Section 14 provides that such nominations may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company entitled to vote for the election of directors at the meeting who has complied with the notice procedures set forth in Section 14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. A stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of the Company's stock which are owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in Section 14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination made at the meeting was not made in accordance with the provisions of Section 14, and if he or she should so determine and declare, the nomination shall be disregarded.

  In 1997, the Company amended its Bylaw provisions for director nominations made from the floor of an Annual Meeting. Stockholders of record of Company Common Stock wishing to nominate directors from the floor of the 1998 Annual Meeting and future stockholder meetings must do so in accordance with the Company's amended Bylaws. The amended Bylaws provide that only a stockholder of record is entitled to nominate a director and the stockholder must give the Company's Secretary 90 to 120 days' prior notice of the nomination to be made at a stockholder meeting. The address for mailing is listed on page 21. The notice must include the following information: (1) with respect to each person the stockholder proposes to nominate (a) the name, age, business address and residence address of the person, (b) the principal occupation of the person,
(c) the class and number of shares of Company stock which are owned directly or beneficially by the person, (d) a statement as to the person's citizenship, and (e) such person's written consent to serve as a director if elected; (2) as to the stockholder giving the notice (a) the name and address, as they appear on the Company's books, of such stockholder and (b) the class and number of shares of Company stock which are owned by such stockholder; and (3) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. If you wish to make a nomination for a director for the Company's 1998 Annual Meeting and future stockholder meetings, please obtain a copy of the Company's amended Bylaws from the Secretary and familiarize yourself with the director nomination requirements.

DIRECTOR ATTENDANCE

  During 1996, the Board of Directors met two times. The current directors attended the following percentages of the aggregate number of meetings of the Board of Directors and committees of which they were members: Mr. Bayyari, 100%; Ms. Desoer, 100%; Mr. Dixon, 100%; Mr. Fisher, 100%; Mr. Jones, 100%;
and Mr. Peterson, 50%.

             EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information regarding the Company's executive officers. Information concerning Mr. Bayyari, the President and Chief Executive Officer of the Company and a member of the Board of Directors, is contained elsewhere in this proxy statement under the caption "Matters to be Considered at the Meeting--Proposal 1: Election of Directors."

James H. Williams    Mr. Williams has been the Executive Vice President, Chief
 Age: 53             Financial Officer, Chief Accounting Officer and Treasurer
                     of the Company since its formation. Before joining the Company, Mr. Williams was employed by Bank of America
                     National Trust and Savings Association (the "Bank"), most recently as Group Executive Vice President and Chief
                     Accounting Officer, and by BankAmerica Corporation as
                     Executive Vice President. Before joining the Bank in
                     1994, Mr. Williams worked for Seafirst Corporation, starting in 1973, and was named Chief Financial Officer of that organization in 1984 and Manager of Operations and Finance Group in June 1993.

Le Tran-Thi          Ms. Tran-Thi has been the Company's Senior Vice President
 Age: 50             and Director of Operations and Asia Merchant Services
                     since the Company's formation and is President of BA Card
                     Services, Inc., a subsidiary of BankAmerica International
                     Financial Corporation. Previously, Ms. Tran-Thi was a
                     Senior Vice President for the Bank responsible for operations of the Bank's Asian merchant processing businesses, joining the Bank in 1981.

Michael J. Sanders   Mr. Sanders has been the Company's Senior Vice President
 Age: 47             and Director of Sales since the Company's formation.
                     Before joining the Company, Mr. Sanders was a Senior Vice
                     President and Sales Director for the Bank's merchant services business since 1993, having previously served in various operations, customer service, sales and sales management roles with the Bank since 1967.

Richard D. Gale      Mr. Gale has been the Company's Senior Vice President and
 Age: 42             Director of Account Management and Customer Services
                     since the Company's formation. Before joining the Company, Mr. Gale was a Senior Vice President of the Bank responsible for account management and customer services for the Bank's merchant services business. He joined the Bank in 1973.

James M. Aviles      Mr. Aviles has been the Company's Senior Vice President
 Age: 37             and Director of Product/Strategy/Technology Support since
                     the Company's formation. Mr. Aviles joined the Bank's merchant services business in 1988 and worked in several capacities until, in June 1993, he assumed responsibility for the Bank's product development, strategic planning and marketing function for its merchant services businesses.

REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE(1)

  The Compensation Committee held its first meeting on November 25, 1996, subsequent to the adoption of the executive compensation programs discussed elsewhere in this proxy statement.

  The Company's executive compensation programs are based on the belief that the interests of the Company's executive officers should be aligned with those of the stockholders. The Compensation Committee has determined that the Company's executive compensation programs should be "entrepreneurial" in nature, representing significant opportunities as well as significant downside risk. In addition, the Compensation Committee believes that the programs should be simple and flexible and provide competitive compensation opportunities with payouts tied to "stretch" performance. In designing the Company's executive compensation programs, the Compensation Committee received information regarding compensation practices and recommendations regarding salaries, target bonuses and incentive awards from independent compensation consultants.

  Salaries. Base salaries are set below the 50th percentile of the market. Generally, the Compensation Committee determined market salaries based upon the report and recommendations of the independent compensation consultants to the Compensation Committee, which took into account information from three sources: a proprietary data base using companies with annual revenues of from $100 to $350 million; data from companies with average market capitalization of $675 million which were involved in an initial public offering; and data from recent prospectuses of two selected peer companies.
--------
(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC"), neither the Report of the Executive Personnel and Compensation Committee nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such report or such material be deemed incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

  Short-Term Incentive Opportunities. Short-term incentive opportunities under the Company's Short-Term Incentive Plan are based on the Company's actual performance, with a cash bonus pool of a maximum of two percent of the Company's pretax net income. Individual awards are based on targets set at the beginning of a performance year.

  Long-Term Incentive Opportunities. Long-term incentive opportunities are provided through the Long-Term Incentive Plan, described on pages 16 through 19 of this proxy statement, and are designed to provide target opportunities at the 75th percentile level of companies in the market (determined as described above) through a combination of stock option and restricted stock awards.

  CEO Compensation. The Compensation Committee set Mr. Bayyari's annual base compensation at $220,000, effective as of January 1, 1997. (Prior to that date, Mr. Bayyari's compensation was determined and paid by the Bank.) This represented an increase over his annual base compensation rate from the Bank, which the Compensation Committee determined was appropriate due to the market evaluation described above, as well as the fact that, following the initial public offering of the Company's Class A Common Stock, Mr. Bayyari would assume the additional duties associated with the role of chief executive officer of a public company.

  Mr. Bayyari's bonus for 1996 was recommended by the Bank and approved by the Compensation Committee based on his performance during that year, including the significant leadership role he performed in the successful completion of the initial public offering of the Company's Class A Common Stock. Mr. Bayyari's bonus for the current year will be determined by the Compensation Committee based upon the Company's pretax net income and the Compensation Committee's evaluation of Mr. Bayyari's performance for this year; the maximum bonus Mr. Bayyari may receive is determined under the terms of the Short-Term Incentive Plan, and the Compensation Committee has determined that the target bonus amount will be at the 75th percentile level of companies included in the market data described above. Mr. Bayyari's 1996 awards of stock options and restricted stock under the Long-Term Incentive Plan reported on pages 8 through 10 of this proxy statement also were determined with reference to the 75th percentile level of companies included in the market data described above.

  Tax Deductibility. The Company's executive compensation programs have been designed to permit the Compensation Committee to make awards to executive officers which may qualify for full tax deduction for federal income tax purposes. However, the Committee may in its discretion make awards which do not qualify for such deduction.

                                          EXECUTIVE PERSONNEL AND COMPENSATION
                                           COMMITTEE


                                          Donald R. Dixon, Chair
                                          William E. Fisher

STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares the percentage change in cumulative total stockholder return on the Class A Common Stock of the Company since December 19, 1996, when the Company's Class A Common Stock first began trading on the New York Stock Exchange, with the cumulative total return on the S&P 500 index and the S&P Computer Software Services Index ("CSSI") over the same period. The CSSI is a subgroup of the S&P 500 containing nine companies with similar standard industrial classification ("SIC") codes as the Company. The comparison assumes $100 was invested on December 19, 1996 in the Company's Class A Common Stock and in each of such indices and assumes reinvestment of dividends, if any. Historical stock price is not indicative of future stock price performance.




                         TOTAL STOCKHOLDER RETURN(1)

                             [CHART APPEARS HERE]



                                                                            PERIOD ENDING
                                                        -----------------------------------------------------
INDEX                                                   12/19/96   12/31/96  1/31/97    2/28/97     3/31/97
-------------------------------------------------------------------------------------------------------------
BA MERCHANT SERVICES INC.                               100.00     115.32    104.03     100.00        88.71
S&P 500                                                 100.00      99.39    105.60     106.43       102.05
S&P COMPUTER SOFTWARE SERVICES INDEX                    100.00      95.15    107.39     103.23        97.17

(1)  Source:  SNL Securities

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain summary information concerning compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers during each of the last three fiscal years. Certain of the amounts shown represent payments made to such individuals by BankAmerica Corporation ("BAC") and its subsidiaries and affiliates (collectively, "BankAmerica").

                        SUMMARY COMPENSATION TABLE(1)

                                                                           LONG TERM
                                        ANNUAL COMPENSATION           COMPENSATION AWARDS
                                  ---------------------------------- -------------------------
                                                                                    SECURITIES
                                                           OTHER     RESTRICTED     UNDERLYING
                                                           ANNUAL      STOCK         OPTIONS/       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR SALARY(2)     BONUS   COMPENSATION   AWARDS          SARS      COMPENSATION(3)
---------------------------      ---- ---------    -------- ------------ ----------     ----------   ---------------
Sharif M. Bayyari...........     1996 $190,000(4)  $175,000     --         27,092(5)(6)   99,631(8)      $14,994
 President & Chief               1995  168,750      130,000                   --          55,789(9)        8,350
 Executive Officer               1994  151,667       55,000                   500(6)      39,052(10)       5,133
Le Tran-Thi ................     1996  115,000(4)    70,000     --         12,000(5)      32,090(11)       9,057
 Senior Vice President           1995  100,721       40,000                   --           4,000(12)       5,932
 and Director, Operations &      1994   85,579       15,000                   150(7)         --            5,629
 Asia Merchant Services
Michael J. Sanders........       1996   80,916(4)    46,738     --         12,000(5)      31,000(13)       8,570
 Senior Vice President           1995   70,000       50,435                   150(7)         --              292
 and Director, Sales             1994   70,000       56,288                   100(7)         --              --
Richard D. Gale ............     1996   86,213(4)    45,000     --         12,000(5)      31,000(13)       7,880
 Senior Vice President and       1995   74,926       35,000                   150(7)         --            5,350
 Director, Account               1994   73,167       30,000                   100(7)         --            3,658
 Management and Customer
 Services
James M. Aviles.............     1996   84,167(4)    45,000     --         12,000(5)      31,000(13)       5,177
 Senior Vice President and       1995   78,959       18,000                   150(7)         --            2,907
 Director of Product/Strategy/   1994   66,250       13,000                   150(7)         --            3,170
 Technology Support

-------
 (1) Compensation information for Mr. Williams is not provided in this table as, prior to October 1996, he was not providing services to BankAmerica's merchant services businesses. The total salary and bonus earned by Mr. Williams from October 1996 through December 1996 did not exceed $100,000.
 (2) The amounts shown include amounts deferred under the BankAmerica 401(k) Investment Plan.
 (3) The amounts shown consist of contributions made by BankAmerica to the BankAmerica 401(k) Investment Plan and Supplemental Retirement Plan.
 (4) Salary paid in 1996 to the named officers included certain amounts paid by BankAmerica as follows: Mr. Bayyari, $174,167; Ms. Le Tran-Thi, $115,000; Mr. Sanders, $73,833; Mr. Gale, $78,713; and Mr. Aviles,
     $76,667. Salary and bonus paid to the named officers prior to 1996 was paid entirely by BankAmerica.
 (5) Represents shares of the Company's Class A Common Stock. The number of shares and their value (based on the closing price in the New York Stock Exchange Composite Transactions of the Company's Class A Common Stock at December 31, 1996 of $17.50 per share) for each of the named officers was as follows: Mr. Bayyari, 27,092 shares ($474,110); Ms. Le Tran-Thi,
     12,000 shares ($210,000); Mr. Sanders, 12,000 shares ($210,000); Mr.
     Gale, 12,000 shares ($210,000); and Mr. Aviles, 12,000 shares ($210,000).
     The Company has not paid any dividends since its incorporation. It currently intends to retain all future earnings for use in the operations of its business and does not anticipate paying any cash dividends in the foreseeable future.
 (6) Mr. Bayyari received 500 shares of restricted BAC common stock in 1994, of which 375 shares remained unvested at December 31, 1996. On such date, these shares of restricted BAC common stock were exchanged for 2,092 shares of restricted Class A Common Stock.
                                              (Footnotes continue on next page)

 (7) Represents shares of BAC common stock. The aggregate number of shares and their value (based on the closing price in the New York Stock Exchange Composite Transactions of BAC common stock at December 31, 1996 of $99.75 per share) for each of the named officers was as follows: Ms. Le Tran-Thi, 150 shares ($14,963); Mr. Sanders, 250 shares ($24,938); Mr. Gale,
     250 shares ($24,938); and Mr. Aviles, 300 shares ($29,925). Shares of restricted BAC common stock vest 25% on the second anniversary of the date of grant, and 25% annually thereafter (with full vesting occurring on the fifth anniversary of the date of grant). Dividends are paid on all shares of restricted stock of BAC.
 (8) Includes options to purchase 8,000 shares of BAC common stock which were exchanged for options to purchase 44,631 shares of Class A Common Stock.
 (9) Represents options to purchase 10,000 shares of BAC common stock which were exchanged for options to purchase 55,789 shares of Class A Common Stock.
(10) Represents options to purchase 7,000 shares of BAC common stock which were exchanged for options to purchase 39,052 shares of Class A Common Stock.
(11) Represents options to purchase 90 shares of BAC common stock granted to Ms. Tran-Thi on November 18, 1996 pursuant to BankAmerica's "Take Ownership" program, options to purchase 4,000 shares of BAC common stock and options to purchase 28,000 shares of Class A Common Stock.
(12) Represents options to purchase 4,000 shares of BAC common stock.
(13) Represents options to purchase 3,000 shares of BAC common stock and options to purchase 28,000 shares of Class A Common Stock.

  The following table provides information on options to purchase common stock of BAC granted during 1996 to the executive officers named in the Summary Compensation Table above (the "named executive officers").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------
                         NUMBER OF
                         SECURITIES  PERCENT OF TOTAL                            GRANT
                         UNDERLYING  OPTIONS GRANTED   EXERCISE OR                DATE
                          OPTIONS    TO EMPLOYEES IN    BASE PRICE   EXPIRATION PRESENT
NAME                     GRANTED(1)   FISCAL YEAR(2)  (PER SHARE)(3)    DATE    VALUE(4)
----                     ----------  ---------------- -------------- ---------- --------
Sharif M. Bayyari.......   8,000(5)         --               --            --       --
Le Tran-Thi.............   4,000           .04%          $83.062        8/5/06  $66,760
                              90(6)          *            95.187      11/18/01    1,238
Michael J. Sanders......   3,000           .03            83.062        8/5/06   50,070
Richard D. Gale.........   3,000           .03            83.062        8/5/06   50,070
James M. Aviles.........   3,000           .03            83.062        8/5/06   50,070

--------
* Less than one one-hundredth of one percent.
(1) One-third of the shares subject to each option become exercisable on each of the first, second and third anniversaries of the date of grant.
(2) Percentage based on all options granted by BankAmerica during 1996.
(3) The exercise price of each option equals the market price of BAC common stock on the date of grant.
(4) The estimated "grant date present value" of BAC options granted in 1996 is based on a variation of the Black-Scholes option pricing model, which includes the following assumptions used for the stock options awarded during 1996: a risk-free interest rate of 6.22%, an expected option term of 4.5 years, a return volatility of 21.2% and a dividend yield of 3.20%. Assumptions used for the "Take Ownership" program options awarded during 1996 are a risk-free interest rate of 5.73%, an expected option term of
    2.6 years, a return volatility of 20.4% and a dividend yield of 3.25%.
(5) These options to purchase shares of BAC common stock were exchanged for options to purchase 44,631 shares of Class A Common Stock. The number of options to purchase shares of Class A Common Stock received in exchange for the options to purchase shares of BAC common stock was based on the relative fair market value of the respective shares as defined by their closing prices on the date of exchange.
(6) Represents options to purchase shares of BAC common stock granted to Ms. Tran-Thi on November 18, 1996 pursuant to BankAmerica's "Take Ownership" program.

  The following table provides information on options to purchase Class A Common Stock of the Company granted during 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------
                         NUMBER OF
                         SECURITIES PERCENT OF TOTAL                            GRANT
                         UNDERLYING OPTIONS GRANTED   EXERCISE OR                DATE
                          OPTIONS   TO EMPLOYEES IN    BASE PRICE   EXPIRATION PRESENT
NAME                     GRANTED(1)  FISCAL YEAR(2)  (PER SHARE)(3)    DATE    VALUE(4)
----                     ---------- ---------------- -------------- ---------- --------
Sharif M. Bayyari.......   55,000        16.71%          $15.50      12/20/06  $266,200
Le Tran-Thi.............   28,000         8.51            15.50      12/20/06   135,520
Michael J. Sanders......   28,000         8.51            15.50      12/20/06   135,520
Richard D. Gale.........   28,000         8.51            15.50      12/20/06   135,520
James M. Aviles.........   28,000         8.51            15.50      12/20/06   135,520

--------
(1) One-third of the shares subject to each option become exercisable on the first anniversary of the date of grant, with the balance vesting on a quarterly basis over the next two years (full vesting to occur on the third anniversary of the date of grant).
(2) Percentage based on options granted by the Company in 1996, exclusive of options granted in exchanges.
(3) The exercise price of each option equals the market price of the Company's Class A Common Stock on the date of grant.
(4) The estimated "grant date present value" of Company options granted in 1996 is based on a variation of the Black-Scholes option pricing model, which includes the following assumptions used for the stock options awarded during 1996: a risk-free interest rate of 6.15%, an expected option term of 4.5 years, an expected volatility of 23.0% and an expected dividend yield of zero.

PENSION PLAN

  The Company is a participating employer in the BankAmerica Pension and Supplemental Retirement Plans, and the Company's executive officers continue to accrue benefits under these plans.

  The named executive officers received pension benefits for 1996 through the BankAmerica Pension Plan, a "cash balance" defined benefit pension plan, and the Supplemental Retirement Plan, which provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the BankAmerica Pension Plan because of Internal Revenue Code limits. Effective January 1, 1996, participants in the plans accrued benefits equal to 7% of qualified earnings in excess of one-half of the Social Security wage base each year. (Participants receive contributions to the BankAmerica 401(k) Investment Plan on qualified earnings up to one-half of the Social Security wage base each year.) Qualified earnings include salary and most cash incentive and bonus payments. Participants' benefits are adjusted each year by an interest factor. Estimated annual retirement benefits under the BankAmerica Pension and Supplemental Retirement Plans for the named executive officers of the Company at age 65 are as follows:

                                                         YEAR REACHING AMOUNT OF
NAME                                                        AGE 65      ANNUITY
----                                                     ------------- ---------
Sharif M. Bayyari.......................................     2010       $51,014
Le Tran-Thi.............................................     2011        32,881
Michael J. Sanders......................................     2014        38,681
Richard D. Gale.........................................     2019        44,530
James M. Aviles.........................................     2025        46,890

  The estimated annual retirement benefits shown assume bonuses equal to the average percentage bonus (as a percentage of year-end salary) received for the last three years, a 5% interest factor, retirement at age 65 and no increases in salary.

OTHER BENEFIT PLANS

  The Company also is a participating employer in the other benefit programs sponsored by BankAmerica, including the BankAmerica 401(k) Investment Plan with matching employer contributions, group health, life, accident and disability coverage and preferred rates on certain loans and banking services. These programs are made available to executive officers of the Company on terms not more favorable than those offered to other employees. The participation of the Company in BankAmerica-sponsored benefit programs is subject to the continued authorization of BankAmerica and election by the Company of such participation.

CERTAIN TRANSACTIONS AND OTHER MATTERS

  In the ordinary course of business, the Company and its subsidiary from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also officers or directors of the Company or its subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

  No director of the Company has been involved in any material business relationship with the Company requiring disclosure under SEC rules.

RELATIONSHIP WITH BANKAMERICA

  The Company was incorporated in October 1996 to combine the domestic merchant processing businesses of subsidiaries of BankAmerica. These merchant processing businesses were transferred to the Company in December 1996 in exchange for an aggregate of 30,200,000 shares of Class B Common Stock of the Company.

  The Company has engaged, and continues to engage, in certain transactions with BankAmerica and its subsidiaries. The Company believes that there would not have been any material change in aggregate historical revenues or expenses of the Company had the transactions been between unrelated parties or had the Company been operating other than as a division of a subsidiary of BankAmerica.

  General. As of the Record Date, BankAmerica, through its subsidiary, Bank of America National Trust and Savings Association (the "Bank"), owned 100% of the Company's outstanding Class B Common Stock, which represented approximately 65.2% of the Company's outstanding Common Stock on that date. Such economic ownership represented approximately 94.9% of the combined voting power of the Company's outstanding Common Stock on that date. BankAmerica also has the ability to elect all of the members of the Board of Directors of the Company and to exercise a controlling influence over the business and affairs of the Company.

  BankAmerica could decide to sell or otherwise dispose of all or a portion of its holdings of the Company's Class B Common Stock. Furthermore, there can be no assurance that, in any transfer by BankAmerica of a controlling interest in the Company, any holders of Class A Common Stock will be allowed to participate in such a transaction or will realize any premium with respect to their shares of Class A Common Stock. BankAmerica may also at some future time transfer some or all of its shares of Class B Common Stock from the Bank to other affiliates of the Company, including BAC.

  Intercompany Agreements and Arrangements. The Company and BankAmerica engage in various intercompany transactions and arrangements, including the provision by BankAmerica of various services to the Company. Such services are provided pursuant to certain intercompany agreements ("Intercompany Agreements") which provide, among other things, for the grant to the Company of a license to use the Bank of America name and certain trademarks and servicemarks, including Bank of America(R), BankAmericard(R), VERSATEL(R) and VERSATELLER(R), in connection with the Company's business. The Intercompany Agreements also provide for BankAmerica to perform for the Company certain product distribution services, processing services, marketing services, system support services, association and network sponsorship and representation in the Visa(R) and MasterCard(R) associations, telecommunications services, tax and treasury services, regulatory, compliance, legal, accounting and audit services, and other miscellaneous support and administrative services. The Company and BankAmerica also have entered into agreements concerning registration rights, the allocation of tax liabilities and the leasing of certain facilities by the Company from BankAmerica. All of the Intercompany Agreements may be terminated by BankAmerica if it beneficially owns shares representing less than a majority of the voting power of the outstanding Common Stock of the Company. The Company expects that the Intercompany Agreements and the Non-Competition and Corporate Opportunities Allocation Agreement (described below) will govern the relationship between the Company and BankAmerica, the provision of services and the payments therefor, for the foreseeable future. Because these agreements were entered into at a time when the Company was still wholly-owned by BankAmerica, they are not the result of arm's length negotiations between the parties, and the Company was not represented in connection therewith by separate counsel.

  BAC and the Company have also entered into a Non-Competition and Corporate Opportunities Allocation Agreement pursuant to which BAC will not compete with the Company for a period of five years with respect to payment processing for merchants to the extent that such payments arise in the use of credit, charge or debit cards for the purchase of goods and services and are authorized through an electronic medium originating at the point of sale in the United States and, following any transfer to the Company of the Bank's merchant processing business in an Asian country, in such Asian country.

  For more information regarding the Intercompany Agreements and the Non-Competition and Corporate Opportunities Allocation Agreement, please refer to the Company's Annual Report on Form 10-K/1996 Annual Report to Stockholders, a copy of which was mailed to each stockholder on or about March 31, 1997.

  Payment for Services. Fees paid for services provided to the Company or its predecessors by BankAmerica were approximately $7.5 million, $7.7 million and $8.3 million for the years ended December 31, 1994, 1995 and 1996, respectively. As part of the intercompany arrangements, the Company (or its predecessor) paid BankAmerica total rental expense of $2.3 million, $1.9 million and $1.9 million, for the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the Company (or its predecessor) paid BankAmerica $13.3 million, $14.8 million and $15.5 million for the years ended December 31, 1994, 1995 and 1996, respectively, under tax allocation arrangements.

                       OWNERSHIP OF COMPANY COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, based on the number of shares outstanding as of April 7, 1997, the percentage of ownership of the Common Stock of the Company by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon Schedule 13G filings dated December 31, 1996:

                                                                 AMOUNT AND
                                  NAME AND ADDRESS          NATURE OF BENEFICIAL   PERCENT
TITLE OF CLASS                   OF BENEFICIAL OWNER             OWNERSHIP         OF CLASS
--------------            --------------------------------- --------------------   --------
Class A Common Stock....  Chancellor LGT Asset                1,462,700 shares(5)    10.45%
                          Management, Inc., Chancellor
                          LGT Trust Company and LGT
                          Asset Management, Inc.(2)
Class A Common Stock....  Dean Witter, Discover & Co.,           87,100 shares(6)     6.22%
                          Dean Witter InterCapital Inc. and
                          Dean Witter Reynolds Inc.(3)
Class B Common Stock(1).  Bank of America National Trust     30,200,000 shares(7)   100.00%
                          and Savings Association and
                          BankAmerica Corporation(4)

--------
(1) The Class B Common Stock is convertible, upon the occurrence of certain events set forth in the Company's Amended and Restated Certificate of Incorporation, into Class A Common Stock. Represents approximately 65.2% of the outstanding Common Stock of the Company and 94.9% of the combined voting power of the Company's outstanding Common Stock.
(2) The address of the principal place of business of Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company is 1166 Avenue of the Americas, New York, New York 10036. The address of the principal place of business of LGT Asset Management, Inc. is 50 California Street, San Francisco, California 94111.
(3) The address of the principal place of business of Dean Witter, Discover & Co., Dean Witter InterCapital Inc. and Dean Witter Reynolds Inc. is Two World Trade Center, New York, New York 10048.
(4) The address of the principal place of business of Bank of America National Trust and Savings Association and BankAmerica Corporation is 555 California Street, San Francisco, California 94104.
(5) According to a Schedule 13G filed with the SEC on February 7, 1997, Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company, as investment advisors for various fiduciary accounts, have sole power to vote (or to direct the vote) and sole power to dispose (or to direct the disposition) of 1,462,700 shares of the Class A Common Stock.
(6) According to a Schedule 13G filed with the SEC on February 22, 1997, Dean Witter InterCapital, Inc., the investment advisor for various mutual funds deemed to have beneficial ownership of the 87,100 shares of Class A Common Stock, Dean Witter, Discover & Co. and Dean Witter Reynolds, Inc., disclaim beneficial ownership of such shares.
(7) According to a Schedule 13G filed with the SEC on March 17, 1997, Bank of America National Trust and Savings Association has sole voting and investment power with respect to 30,200,000 shares of the Class B Common Stock and BankAmerica Corporation has shared voting and investment power with respect to such shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 31, 1997, the beneficial ownership of Class A Common Stock by all directors and nominees, each of the named executive officers and all directors and executive officers as a group. Each individual owns less than 1% of the Company Common Stock issued and outstanding, and each has sole investment or voting power with respect to the shares set forth in the table that follows unless otherwise noted:

                                                       AGGREGATE NUMBER OF
NAME                                               SHARES BENEFICIALLY OWNED(1)
----                                               ----------------------------
Sharif M. Bayyari.................................            70,294
Barbara J. Desoer.................................                 0
Donald R. Dixon...................................            11,652
William E. Fisher.................................            11,652
James G. Jones....................................                 0
H. Eugene Lockhart................................                 0
Thomas E. Peterson................................                 0
Le Tran-Thi.......................................                 0
Michael J. Sanders................................                 0
Richard D. Gale...................................                 0
James M. Aviles...................................                 0
All directors and executive officers as a group
 (11 persons)(2)..................................           175,421

--------
(1) All shares which the identified person or persons have the right to acquire by exercise of options within sixty days of March 31, 1997 are deemed to be beneficially owned.
(2) As a group, beneficially owns approximately 1% of the Company's Class A Common Stock issued and outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders who own more than 10% of a registered class are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

  The executive officers and directors of the Company did not file with the SEC Forms 3 (reports of initial ownership) and Forms 4 with respect to (1) shares of Class A Common Stock subsequently acquired by the Nonemployee Directors pursuant to the Nonemployee Director Stock Plan and (2) shares of Class A Common Stock subsequently acquired by the executive officers pursuant to the LTIP or the exchange of certain options to acquire BAC common stock for options to acquire Class A Common Stock. Forms 5 with respect to all executive officers and directors, reflecting initial ownership of the Class A Common Stock and all subsequent transactions in Class A Common Stock, were subsequently filed with the SEC; however, these Forms 5 were also inadvertently filed late.

                    MATTERS TO BE CONSIDERED AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN THIS PROPOSAL.

  The Board of Directors has nominated the slate of directors set forth below. With the exception of Mr. Lockhart, each of the nominees currently serves as a director. Persons elected at the Annual Meeting will hold office until the 1998 Annual Meeting of Stockholders, or until earlier retirement, resignation or removal.

  The number of shares of the Company's Class A Common Stock owned by each nominee, all as of March 31, 1997, is set forth above under the caption "Ownership of Company Common Stock--Security Ownership of Directors and Executive Officers."

  Unless authority to vote is withheld, the Board will direct its proxies to vote for the seven named nominees, each of whom has consented to being named in this Proxy Statement and to serving if elected. Although the Board knows of no reason why any nominee would be unable to serve, shares represented by proxy will be voted for any substitute nominee or nominees designated by the Board of Directors in the event any nominee is unable to serve. The Board of Directors may also vote to reduce the number of directors to be elected.

  The following information is provided with respect to the nominees for directors.

                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE     DIRECTOR
 NAME AND AGE                         AND DIRECTORSHIPS                 SINCE
 ------------             -----------------------------------------     --------
 Sharif M. Bayyari      Mr. Bayyari has been the President and Chief     1996
  Age:52                Executive Officer and a member of the Board
                        of Directors of the Company since its
                        formation. From 1993 until the Company's
                        formation, Mr. Bayyari was Executive Vice
                        President responsible for managing the
                        merchant services businesses of the Bank. From
                        1983 to 1993, Mr. Bayyari was with National Data
                        Corporation, where he served as Group Vice
                        President in charge of operations from 1990
                        to 1993. National Data Corporation is a
                        merchant services business.
 Barbara J. Desoer      Ms. Desoer has served as a member of the         1996
  Age: 44               Board of Directors of the Company since
                        November 1996. She is presently Group
                        Executive Vice President and head of the
                        California Retail Group of the Bank, having
                        joined the Bank initially in 1977.
 Donald R. Dixon        Mr. Dixon has served as a member of the          1996
  Age: 49               Board of Directors of the Company since
                        November 1996. Mr. Dixon has been the
                        President of Trident Capital, Inc., a
                        venture capital firm, since 1993. He was
                        Co-President of Partech International, a
                        private equity fund manager associated with
                        Banque Paribas, from 1988 to 1993. Before
                        that time, Mr. Dixon was Managing Director
                        of Alex Brown & Sons, Incorporated and a
                        Vice President of Morgan Stanley. Mr. Dixon
                        currently serves on the Board of Directors
                        of Platinum Software Corporation, Unison
                        Software, Inc., and several privately owned
                        corporations.
 William E. Fisher      Mr. Fisher has served as a member of the         1996
  Age: 50               Board of Directors of the Company since
                        November 1996. He is the President, Chief
                        Executive Officer and Chairman of
                        Transaction Systems Architects, Inc., where
                        he has been employed since 1987. Mr. Fisher
                        currently serves on the Board of Directors
                        of Transaction Systems Architects, Inc., and
                        West Teleservices Corp.

                      PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND    DIRECTOR
 NAME AND AGE                         DIRECTORSHIPS                     SINCE
 ------------         ---------------------------------------------    --------
 James G. Jones     Mr. Jones has served as a member of the Board of     1996
  Age: 48           Directors of the Company since November 1996. He
                    is presently Group Executive Vice President and
                    head of Consumer Credit Administration for the
                    Bank. Before joining the Bank in 1992, Mr. Jones
                    served for nine years as Executive Vice
                    President and head of Consumer Credit at
                    Wells Fargo Bank.
 H. Eugene Lockhart Mr. Lockhart has served as President and Chief        --
  Age: 47           Executive Officer of MasterCard International
                    since 1994. He was Executive Vice President of
                    First Manhattan Consulting Group from 1992 to
                    1994. Before joining First Manhattan, he was
                    Chief Executive of U.K. Banking and Group
                    Operations of Midland Bank plc. Effective May 5,
                    1997, he will join the Bank as President of the
                    Global Retail Bank. Mr. Lockhart currently
                    serves on the Board of Directors of RJR Nabisco,
                    Cognizant Corp. and Niagara Mohawk.
 Thomas E. Peterson Mr. Peterson is Chairman of the Board of             1996
  Age: 61           Directors and has been a member of the Board of
                    Directors of the Company since its formation.
                    He has been a Vice Chairman of the Bank since
                    1987. Mr. Peterson currently serves on the Board
                    of Directors of Visa International, Visa U.S.A.,
                    and VeriFone.

PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE BA MERCHANT SERVICES, INC., LONG-TERM INCENTIVE PLAN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The following is a summary of the material provisions of the BA Merchant Services, Inc., Long-Term Incentive Plan, which is attached as Appendix A to this Proxy Statement and is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Long-Term Incentive Plan. Any capitalized terms which are used in this summary description but not defined have the meanings assigned to them in the Long-Term Incentive Plan.

  Introduction. On November 22, 1996, the Board of Directors adopted the BA Merchant Services, Inc., Long-Term Incentive Plan (the "LTIP"). A copy of the LTIP appears as Appendix A to this proxy statement. The Board of Directors urges stockholders to read the LTIP in its entirety. The LTIP provides for a number of forms of stock-based compensation to eligible employees, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units and performance shares. Stock-based compensation will typically be issued in consideration for the performance of services to the Company. Certain awards may be subject to the satisfaction of specific performance goals.

  The Board of Directors believes that the LTIP will optimize the profitability and growth of the Company through incentives that link the interests of LTIP participants with those of the Company's stockholders. The Board further believes that the LTIP will enable the Company to attract, retain and motivate employees capable of making significant contributions to the Company's success and to allow employees to share in the success of the Company.

  The Board of Directors expects the LTIP to link the interests of participants with those of the Company's stockholders by giving participants an incentive to perform at a superior level consistent with the Company's goals and that approval of the LTIP is, therefore, in the stockholders' best interests.

  Purpose. The objectives of the LTIP are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of employees to those of the Company's stockholders, to provide LTIP participants with an incentive for excellence in individual performance and to promote teamwork among employees. Further, the Board of Directors expects the LTIP to motivate, attract and retain employees capable of significant contributions to the Company's success and to allow LTIP participants to share in the success of the Company.

  Administration. The Compensation Committee will administer the LTIP. The Compensation Committee selects the key employees of the Company who will receive awards, determines the size of any award and establishes any vesting or other conditions.

  Eligibility. Officers and employees of the Company and its subsidiaries are eligible to participate in the LTIP. Directors who are not employees of the Company are not eligible.

  Options. The Compensation Committee has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of the Company's Class A Common Stock on the date of grant (except in the case of options granted to Mr. Bayyari or Mr. Williams in substitution for outstanding unexercised options granted under the BankAmerica Corporation 1992 Management Stock Plan). At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Compensation Committee so provides, in shares of the Company's Class A Common Stock. Subject to the specific terms of the LTIP, the Compensation Committee has discretion to set such additional limitations on option grants (including vesting and expiration or termination provisions) as it deems appropriate.

  Stock Appreciation Rights. The Compensation Committee may also award stock appreciation rights ("SARs") upon such terms and conditions as it establishes. The grant price of a freestanding SAR (an SAR not granted in connection with a stock option) will equal the fair market value of a share of Class A Common Stock, while the grant price of a tandem SAR issued in connection with a stock option will equal the exercise price of the related option. At present, the Compensation Committee does not intend to grant SARs under the LTIP.

  Restricted Stock. The Compensation Committee has authority to award shares of restricted Class A Common Stock upon such terms and conditions as it may establish. The participants may be required to pay a purchase price for each share of restricted stock granted equal to the par value of a share of the Company's Class A Common Stock. The award agreement will specify the period(s) of restriction, the number of shares of restricted Class A Common Stock granted, the restrictions applicable to the award (such as restrictions based upon achievement of specific performance objectives or continued employment with the Company) and such other provisions as the Compensation Committee shall determine. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants will receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

  Performance Units and Performance Shares. The Compensation Committee may also award performance units and performance shares upon such terms and conditions as it may establish. The Compensation Committee will determine the initial value of performance units, while performance shares will have an initial value equal to the fair market value of a share of Class A Common Stock. Performance units and shares will be paid upon the satisfaction of performance goals specified by the Compensation Committee at the time of grant.

  Ownership Counts! The Company has adopted a program within the LTIP pursuant to which employees of the Company who are not Executive Officers may receive periodic stock option grants for not more than 400 shares of the Company's Class A Common Stock annually. The first such grant was made at the time of the initial public offering of the Company's Class A Common Stock, and the second grant is scheduled to be made in May 1997.

  Performance Measures. The performance measures upon which certain of the LTIP awards may be based are revenues, profits, economic profit, net income, operating expense reductions, share price, earnings per share, total stockholder return, return on assets, return on equity, return on gross sales, operating income, return on capital or investments or economic value added. Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of a performance-based award.

  Number of Available Shares. Up to 6,000,000 shares of the Company's Class A Common Stock are authorized for issuance through the LTIP. Individual awards under the LTIP are subject to annual aggregate limits as follows: stock options, 500,000 shares; SARs, 500,000 shares; restricted stock, 250,000 shares; performance shares/units, 250,000 shares, in each case of Class A Common Stock. The LTIP provides for appropriate adjustments in the number of shares of the Company's Class A Common Stock subject to awards and available for future awards in the event of changes in outstanding Class A Common Stock by reason of a merger, stock split or certain other events.

  Term of the LTIP, Amendment and Termination. The Board of Directors may modify, amend or terminate the LTIP at any time. However, no such action will adversely affect any outstanding awards without the affected holder's consent. The Board of Directors will seek stockholder approval of an amendment if necessary under Internal Revenue Service regulations, the rules of the NYSE or any applicable law. Subject to the right of the Board of Directors to modify, amend or terminate the LTIP, the LTIP will remain in effect until all options and rights granted thereunder have been exercised or expired in accordance with the terms of the plan. However, in no event will the Board of Directors grant awards under the LTIP on or after November 30, 2006.

  Federal Income Tax Consequences.

  Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an ISO or NSO. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. The option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Class A Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the LTIP depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

  Generally, a person is not deemed to receive any taxable income at the time an award of restricted stock is granted. The Company is not entitled to a tax deduction at that time. Dividends received by the person on nonvested restricted stock are treated as taxable compensation and are subject to withholding. The Company is entitled to a deduction equal to the amount of the dividends paid on nonvested restricted stock. When restricted stock become vested, the employee is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the restricted stock at the time they vest over the amount paid for the restricted stock by the participant. In the case of an employee or former employee, such income is subject to withholding taxes. The Company is then entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to certain limitations.

  The above tax discussion is only a brief summary of current federal income tax law. It is intended solely as general information and does not make specific representations to any optionee. A taxpayer's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time in the future. Each optionee is urged to consult a tax advisor regarding the tax consequences to such participant under the LTIP.

  Stockholder Approval. A majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the LTIP must vote affirmatively on the LTIP in order for it to be adopted.

PROPOSAL 3: APPROVAL OF THE ADOPTION OF THE BA MERCHANT SERVICES, INC., SHORT-TERM INCENTIVE PLAN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The following is a summary of the material provisions of the BA Merchant Services, Inc., Short-Term Incentive Plan, which is attached as Appendix B to this Proxy Statement and is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Short-Term Incentive Plan. Any capitalized terms which are used in this summary description but not defined have the meanings assigned to them in the Short-Term Incentive Plan.

  Introduction. On November 22, 1996, the Board of Directors adopted the BA Merchant Services, Inc., Short-Term Incentive Plan (the "STIP"). The STIP provides for targeted annual incentive awards to encourage superior performance by senior management. A copy of the STIP appears as Appendix B to this proxy statement. The Board of Directors urges stockholders to read the STIP in its entirety. The STIP allows for cash incentive awards to senior management up to certain limits as determined according to a formula outlined in the STIP. To the extent the Company achieves superior performance, the benefits paid under this plan could significantly increase the compensation payable to participating members of senior management.

  The Board of Directors believes the STIP will enable the Company to attract, retain and motivate highly qualified senior management capable of implementing the Company's long-term strategic goals and objectives. The Board further believes that, by taking into account the Senior Officer's contributions to the Company and the Company's performance, along with any other factors that promote the purposes of the plan, the STIP will increase stockholder value.

  The Board of Directors expects the STIP to link senior management's interests with those of stockholders by giving senior management an incentive to perform at a superior level and that approval of the STIP is therefore in the stockholders' best interests.

  Purpose. The purpose of the STIP is to encourage superior performance by eligible Senior Officers of the Company through the payment of annual cash incentive awards.

  Administration. The Compensation Committee will administer the STIP. The Chief Executive Officer of the Company will make recommendations to the Compensation Committee regarding individual awards. However, the Compensation Committee has sole discretion to designate particular award recipients and the amount of any such award.

  Eligibility. Senior Officers of the Company are eligible to participate in the STIP. No member of the Compensation Committee and no member of the Board of Directors who is not also an employee of the Company is eligible to participate in the STIP.

  Determination of Awards. The STIP contains a formula for calculating the maximum amount of annual incentive awards payable to members of senior management under the STIP. The formula establishes a fixed percentage of adjusted pre-tax income as the maximum aggregate amount available to be paid to the named executive officers and other executive officers as annual incentive awards under the STIP. The formula in the STIP also sets a maximum annual award payable to any one executive officer at $1,000,000. The Compensation Committee has sole discretion to designate annual award recipients and the amount of individual awards, taking into account such factors as the award recipient's contributions to the Company, the Company's performance, and such other criteria as the Compensation Committee may determine to promote the purposes of the STIP.

  Amendment, Modification and Termination. The Board of Directors has the right to modify, suspend or terminate the STIP at any time.

  Rights Not Transferable. The rights or interest of any STIP participant in any award under the STIP shall not be transferable by voluntary or involuntary assignment prior to actual payment of the award and any attempt to dispose of any such interest shall be void.

  Federal Income Tax Consequences. Generally, a cash incentive award under the STIP is taxed to the recipient as ordinary income in the year in which the award is received. The Company then is entitled to a tax deduction in an amount equal to the ordinary income that the recipient receives, subject to certain limitations.

  The above tax discussion is only a brief summary of current federal income tax law. It is intended solely as general information and does not make specific representations to any optionee. A taxpayer's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time in the future. Each optionee is urged to consult a tax advisor regarding the tax consequences to such participant under the STIP.

  Stockholder Approval. A majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the STIP must vote affirmatively on the STIP in order for it to be adopted.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The Board of Directors has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for 1997. This appointment is subject to stockholder ratification. Ernst & Young LLP has been serving as the independent auditors for the Company since its formation.

  In the event the appointment of Ernst & Young LLP as independent auditors is not ratified by the stockholders, the Board of Directors will consider it a direction to appoint other auditors for the subsequent year. Because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, it is likely the Board of Directors would allow the appointment to stand for 1997 unless it found other good reason for making a change sooner. Even if the appointment is ratified, the Board of Directors, in its discretion, may appoint a new independent accounting firm at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

  A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

COMPANY BYLAWS FOR PRIOR NOTICE OF STOCKHOLDER BUSINESS

  Stockholders of record of Company Common Stock wishing to bring business from the floor of the 1997 Annual Meeting for a vote of the stockholders, must do so in accordance with the Company's Bylaws. The Bylaws provide that only a stockholder of record is entitled to bring business from the floor of the meeting and the stockholder must give the Company's Secretary 30 to 60 days' prior notice of any business the stockholder wishes to bring before the 1997 Annual Meeting for a vote. The earliest date for receipt of notice was March 29, 1997, and the last day for receipt of notice is April 28, 1997. The address for mailing is listed on page 21. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address of the stockholder proposing the business, as they appear on the Company's stock records; the class and number of shares of Company stock the stockholder owns; and any material interest of the stockholder in the business. If a stockholder wishes to bring stockholder business before the Company's 1997 Annual Meeting, the stockholder should obtain a copy of the Company's Bylaws from the Secretary and become familiar with the stockholder business requirements.

  In 1997, the Company amended its Bylaw provisions for stockholder business raised from the floor of the Annual Meeting. Thus, stockholders of record of Company Common Stock wishing to bring business from the floor of the 1998 Annual Meeting and future stockholder meetings for a vote of the stockholders, must do so in accordance with the Company's amended Bylaws. The amended Bylaws provide that only a stockholder of record is entitled to bring business from the floor of the meeting and the stockholder must give the Company's Secretary 90 to 120 days' prior notice of the business to be brought before an Annual Meeting for a vote. The address for mailing is listed below. The notice must include the following information with respect to any business the stockholder wishes to bring before a stockholder meeting: a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on the Company's books, of the stockholder proposing such business; the class and number of shares of the Company's stock which are owned by the stockholder; any material interest of the stockholder in such business; and if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. If a stockholder wishes to bring stockholder business before the 1998 Annual Meeting and future stockholder meetings, the stockholder should obtain a copy of the Company's amended Bylaws from the Secretary and become familiar with the stockholder business requirements.

  The Company's Bylaw requirements, including time periods for advance notice, for the business to be presented for a vote at a stockholder meeting are in addition to the requirements and time periods specified in the SEC rules for a stockholder to have a proposal included in the board's proxy statement.

OTHER BUSINESS FOR MEETING

  By signing the enclosed proxy card, you are conferring the authority to vote upon the persons indicated on the card. This authority includes discretionary authority to vote your shares in accordance with the proxyholders' judgment with respect to all matters which properly come before the meeting in addition to the scheduled items of business. The Board of Directors intends to instruct its proxyholders to vote in accordance with the recommendations of the Board of Directors.

  As of the printing of this notice of annual meeting of stockholders and proxy statement, the Board of Directors knows of no matters to be presented for action at the meeting other than items listed on the proxy card.

ANNUAL REPORT ON FORM 10-K/ANNUAL REPORT TO STOCKHOLDERS

  The Company has provided a copy of its Annual Report on Form 10-K/1996 Annual Report to Stockholders to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1996 (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to:

                     BA Merchant Services, Inc.
                     Secretary's Office #13018
                     Bank of America Center
                     555 California Street
                     San Francisco, California 94104

  The exhibits to the Annual Report on Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 MEETING

  In order to be considered for inclusion in the Company's proxy materials for the Company's 1998 Annual Meeting of Stockholders, any stockholder proposal must be received by the Company on or before December 19, 1997. Proposals should be mailed to the Company at the address shown above.

YOUR VOTE IS IMPORTANT

  It is important that your shares be represented and voted at the Annual Meeting. You are urged to mark, date, sign and return the enclosed proxy in the prepaid envelope provided for this purpose.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ CHERYL SOROKIN

                                       Cheryl Sorokin
                                       Secretary

Dated: April 18, 1997

                                                                      APPENDIX A


                            LONG-TERM INCENTIVE PLAN

                           BA MERCHANT SERVICES, INC.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
Article  1. Establishment, Objectives, and Duration........................  A-1
Article  2. Definitions....................................................  A-1
Article  3. Administration.................................................  A-3
Article  4. Shares Subject to the Plan and Maximum Awards..................  A-4
Article  5. Eligibility and Participation..................................  A-4
Article  6. Stock Options..................................................  A-5
Article  7. Stock Appreciation Rights......................................  A-6
Article  8. Restricted Stock...............................................  A-7
Article  9. Performance Units and Performance Shares.......................  A-8
Article 10. Performance Measures...........................................  A-9
Article 11. Beneficiary Designation........................................  A-9
Article 12. Deferrals...................................................... A-10
Article 13. Rights of Employees............................................ A-10
Article 14. Amendment, Modification, and Termination....................... A-10
Article 15. Withholding.................................................... A-10
Article 16. Indemnification................................................ A-11
Article 17. Successors..................................................... A-11
Article 18. Legal Construction............................................. A-11

                          BA MERCHANT SERVICES, INC.

                           LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. ESTABLISHMENT OF THE PLAN. BA Merchant Services, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "BA Merchant Services, Inc. Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  Upon approval by the Board of Directors and the shareholders of the Company, the Plan shall become effective upon consummation of the Company's initial public offering (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 30, 2006.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

  2.2. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

  2.5. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.6. "COMMITTEE" means the Executive Personnel and Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.7. "COMPANY" means BA Merchant Services, Inc., a Delaware corporation, including any and all Subsidiaries, and any successor thereto as provided in
Article 17 herein.

  2.8. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  2.9. "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

  2.10. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.11. "EMPLOYEE" means any active employee on the Payroll of the Company or its Affiliates. Directors who are not employed by the Company shall not be considered Employees under this Plan. For this purpose, "Affiliate" shall include BankAmerica Corporation and its Subsidiaries and any other entity in which the Company holds a significant ownership interest. "Employee" does not include (i) any individual who is compensated for services by a person other than the Company, a Subsidiary or an Affiliate and who for any reason is deemed to be an employee of the Company, a Subsidiary, or an Affiliate, (ii) any individual who is not on the Payroll of the Company, a Subsidiary or an Affiliate and who for any reason is deemed to be an employee of the Company, a Subsidiary, or an Affiliate, and (iii) any individual who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan. If, during any period, neither the Company, a Subsidiary, nor an Affiliate has treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period. An individual's status as an Employee shall be determined by the Company in its sole discretion.

  2.12. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.13. "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.14. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.15. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.16. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.17. "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

  2.18. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.19. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.20. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.21. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.22. "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.23. "PAYROLL" means the system used by an entity to pay those individuals it treats as its employees for their services and to withhold employment taxes from the compensation it pays to such employees. "Payroll" does not include
(i) any system the entity uses to pay individuals whom it does not treat as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it treats as independent contractors) for their services or (ii) for individuals working in the United States, any system that does not result in the issuance of a Form W-2 to such individual.

  2.24. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.25. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

  2.26. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

  2.27. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.28. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.29. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.30. "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

  2.31. "SHARES" means the shares of Class A Common Stock, $.01 par value per Share of the Company.

  2.32. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.33. "SUBSIDIARY" means any corporation in which the Company (or, for purposes of the definition of Employee, BankAmerica Corporation) owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company (or, for purposes of the definition of Employee, BankAmerica Corporation) owns at least fifty percent (50%) of the combined equity thereof.

  2.34. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. THE EXECUTIVE PERSONNEL AND COMMITTEE. The Plan shall be administered by the Board or the Executive Personnel and Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select

Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be six million (6,000,000). The Compensation Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

  (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

  (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

  (c) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

  (d) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be the value of two hundred fifty thousand (250,000) Shares at the end of the Performance Period.

  4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a), 4.1(b), 4.1(c), and 4.1(d) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

  5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (except in the case of Options granted in substitution for outstanding unexercised options granted under the BankAmerica Corporation 1992 Management Stock Plan).

  6.4. DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.6. PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8. TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

  6.9. NONTRANSFERABILITY OF OPTIONS.

  (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7. TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.8. NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

  8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.4. OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.5. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.6. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  8.7. TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1. GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  9.2. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

  9.3. EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

  9.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

  9.5. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

  9.6. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

  9.7. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen by the Committee from among the following: revenues, profits, economic profit, net income (either before or after taxes), operating expense reductions, share price, earnings per share, total shareholder return, return on assets, return on equity, return on gross sales, operating income, return on capital or investments or economic value added.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES

  13.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company.

  13.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

  14.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

  14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

  14.3. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  14.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15. WITHHOLDING

  15.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld or deducted with respect to any taxable event arising as a result of this Plan.

  15.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 16. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

  18.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  18.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  18.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  18.4. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

                                                                      APPENDIX B


                           SHORT-TERM INCENTIVE PLAN

                           BA MERCHANT SERVICES, INC.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
Article 1. Purposes and Effective Date..................................... B-1
Article 2. Definitions..................................................... B-1
Article 3. Designation of Participants..................................... B-1
Article 4. Determination of Incentive Pool................................. B-2
Article 5. Determination of Awards for Senior Officers..................... B-2
Article 6. Payment and Deferral............................................ B-2
Article 7. Other Provisions................................................ B-3

                          BA MERCHANT SERVICES, INC.

                           SHORT-TERM INCENTIVE PLAN

ARTICLE 1. PURPOSES AND EFFECTIVE DATE

  The purpose of the BA Merchant Services, Inc. Short-Term Incentive Plan (the "Plan") is to encourage superior performance by eligible Senior Officers of BA Merchant Services, Inc. and its subsidiaries and affiliates through the payment of annual cash incentive awards.

  This Plan is effective as of the consummation of the Company's initial public offering.

ARTICLE 2. DEFINITIONS

  2.1. The following items shall have the meanings set forth below, if capitalized.

     (a) "Committee" means the Executive Personnel and Compensation Committee of the Board of Directors of BA Merchant Services, Inc..

     (b) "CEO" means the Chief Executive Officer of BA Merchant Services,
         Inc.

     (c) "Company" means BA Merchant Services, Inc. and any subsidiary or affiliate of BA Merchant Services, Inc. which has been authorized by BA Merchant Services, Inc. to participate in the Plan.

     (d) "Participant" means an officer of the Company designated as a Participant for a Plan Year under Sections 3.1 or 3.2.

     (e) "Plan" means the BA Merchant Services, Inc. Short-Term Incentive Plan as it may be amended from time to time.

     (f) "Plan Year" means the calendar year.

     (g) "Retirement" means early, normal or postponed retirement as defined under the retirement policy of the Company.

     (h) "Senior Officer" means an individual designated by the BA Merchant Services, Inc. Board of Directors as an executive officer for federal securities law purposes or an officer of the Company designated by the CEO as a Senior Officer.

ARTICLE 3. DESIGNATION OF PARTICIPANTS

  3.1. Each Senior Officer of the Company shall be a Participant in the Plan, unless such officer participates in an annual cash incentive program within his or her business unit or subsidiary.

  3.2. No member of the Committee, and no member of the Board of Directors of BA Merchant Services, Inc. who is not also a regular salaried employee of the Company, shall be eligible to participate in the Plan.

  3.3. The Committee may, but need not, consider for prorated or full incentive awards Participants who have ceased employment because of death, disability, or retirement prior to the date the Committee determines incentive awards under the Plan. Participants who terminate employment (or give notice of intent to terminate employment) for reasons other than death, disability, or retirement prior to the date the Committee determines the incentive awards under the Plan will not be eligible to be considered for an incentive award, unless the Committee determines in its sole discretion that, because of special circumstances, the Participant should be eligible to be considered.

  3.4. Participation in the Plan shall not entitle any officer to an award under the Plan. All awards shall be made in the sole discretion of the Committee.

ARTICLE 4. DETERMINATION OF INCENTIVE POOL

  4.1. Incentive awards under the Plan shall be made from the Incentive Award Pool established for each Plan Year. The Incentive Award Pool shall be an amount equal to two (2) percent of BA Merchant Services, Inc.'s income for the Plan Year before income tax expense, extraordinary items, amortized goodwill, acquisition-related interest changes, and the cumulative effect of accounting changes as specified in the Company's announcement of annual financial results filed with the Securities and Exchange Commission.

  4.2. The Committee may, but need not, grant incentive awards up to the full amount of the Incentive Award Pool.

  4.3. All officers are expected to maintain satisfactory operational and financial controls for their respective areas of responsibility. As applicable, Participants are expected to achieve satisfactory audits, both internal and external, satisfactory credit examinations, to maintain proper financial records and controls in accordance with applicable policy, and to respond promptly to any control problems that might arise. The maintenance of and adherence to internal controls is a key factor in evaluation of performance. If the Participant fails to satisfactorily meet the requirements described above, the Committee and CEO, in their sole judgment, may grant a lesser award or make no award to a Participant in view of such failure.

ARTICLE 5. DETERMINATION OF AWARDS FOR SENIOR OFFICERS

  5.1. The CEO shall establish a target award for each Senior Officer who is a Participant as soon as practicable after the beginning of the Plan Year. The CEO shall advise the Committee of the target award for each Participant. No Participant's annual incentive award shall exceed $1,000,000.

  5.2. The Committee may, in its sole discretion, and as appropriate for tax reasons, allocate a percentage of the Incentive Award Pool to a Senior Officer who is a Participant for the Plan Year. The allocation shall be made prior to January 31, 1997 and prior to January 1 of each subsequent Plan Year.

  5.3. After the end of the Plan Year, each Participant's performance shall be assessed by the CEO who shall make an award recommendation to the Committee for the Participant. For Participants with preallocated percentages in the Incentive Award Pool, the CEO's designee shall calculate the nominal value of each Participant's allocated percentage of the Incentive Award Pool.

  5.4. The designation of annual award recipients and the amount of individual awards shall be in sole discretion of the Committee following receipt of recommendations from the CEO. In determining awards, the Committee may follow the award recommendation by the CEO or may make a lesser or greater award, taking into account the Participant's overall contribution to the Company for the Plan Year, the corporate performance of BA Merchant Services, Inc. for the Plan Year, and such other criteria as the Committee may determine to promote the purposes of the Plan in an individual case. For Participants with preallocated percentages of the Incentive Award Pool, the Committee may use its discretion only to reduce an incentive award below the nominal value of a Participant's allocated percentage of the Incentive Award Pool.

ARTICLE 6. PAYMENT AND DEFERRAL

  6.1. Incentive awards granted by the Committee, less applicable withholding taxes, shall be paid in cash as soon as reasonably possible after being awarded.

  6.2. The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 7. OTHER PROVISIONS

  7.1. The Board of Directors of BA Merchant Services, Inc. reserves the right to modify, suspend or terminate this Plan at any time.

  7.2. The Committee and CEO shall each have the power to construe and interpret the Plan. Any decision arising out of or in connection with the construction, interpretation and administration of the Plan shall lie within the Committee's absolute discretion and shall be final and binding on all parties.

  7.3. The designation of an officer as a Participant or the grant of an award to an officer shall not give such officer any right to be retained in the employ of the Company and the ability of the Company to dismiss or discharge the officer is specifically reserved.

  7.4. No Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, prior to payment and any attempt to dispose of any such interest shall be void. Notwithstanding the preceding sentence, the Company shall have the right to offset from an unpaid or deferred award any amounts due and owing from the Participant to the extent permitted by law. The Company shall not be required to segregate physically any cash or to establish any separate account or accounts to fund any awards made or to be made under the Plan.

  7.5. This document is a complete statement of the Plan and as of the date below supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

  7.6. The Plan shall be construed and enforced in accordance with Delaware law.

                                     [LOGO]

                           Printed on Recycled Paper

                          BA MERCHANT SERVICES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 28, 1997


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BA MERCHANT SERVICES, INC. The undersigned hereby appoints Sharif M. Bayyari, James H. Williams and James M. Aviles, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of BA Merchant Services, Inc. held of record by the undersigned on April 7, 1997, at the Annual Meeting of Stockholders of BA Merchant Services, Inc. and any adjournment or postponement thereof, as follows:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE HEREOF AND FOR APPROVAL
---                                                               ---
OF PROPOSALS 2, 3 AND 4.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                        Please mark your votes as indicated in this example. [X]



1. ELECTION OF     [ ]  FOR all nominees listed below                [ ]  WITHHOLD AUTHORITY
   DIRCTORS              (except as marked to the contrary below)         to vote for all nominees

   Sharif M. Bayyari    William E. Fisher
   Barbara J. Desoer    James G. Jones
   Donald R. Dixon      H. Eugene Lockhart
                        Thomas E. Peterson

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

2. Approval of the adoption of the BA Merchant Services, Inc. Long-Term Incentive Plan.

                 [ ] FOR         [ ] AGAINST      [ ] ABSTAIN

3. Approval of the adoption of the BA Merchant Services, Inc. Short-Term Incentive Plan.

                 [ ] FOR         [ ] AGAINST      [ ] ABSTAIN

4. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997.

                 [ ] FOR         [ ] AGAINST      [ ] ABSTAIN

5. In their discretion, to vote upon such other matters as may properly come before the meeting. Management is not aware of any such matters to be presented for action.


The undersigned hereby revokes all proxies heretofore given to vote such shares.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                       --------------------------------------
                                                    Signature



                                       --------------------------------------
                                                Signature if held jointly



                                       Dated:___________________, 1997

(Please sign exactly as your name or names appear to the left. When signing as an executor, administrator, trustee or guardian, please give the full title of the capacity in which you are acting, and where more than one executor, etc. is named, a majority must sign. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign full partnership name by an authorized person.)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE